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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1998, except for Note 15, as to which the date is May 29, 1998, with respect to the financial statements of The Cynara Company included in the Registration Statement (Form S-1 No. 333-48851) and related Prospectus of NATCO Group Inc. for the registration of its common stock.



                                          /s/ ERNST & YOUNG LLP



Houston, Texas


June 5, 1998